Exhibit 4.3

CERTIFICATE #	NUMBER OF SUBSCRIPTION RIGHTS:

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED             , 2022 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT WWW.SEC.GOV AND UPON REQUEST FROM MORROW SODALI LLC, AS INFORMATION AGENT.

EARGO, INC.

Incorporated under the laws of the State of Delaware

NON-TRANSFERRABLE SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Subscription Rights, each to purchase                 shares of Eargo, Inc. Common Stock (“shares”),

Subscription Price: $0.50 per share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00. P.M., EASTERN TIME, ON NOVEMBER 17, 2022,

SUBJECT TO EXTENSION.

REGISTERED OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of subscription rights (“Subscription Rights”) set forth above. Each Subscription Right entitles the holder thereof to subscribe for and purchase (the “Basic Subscription Privilege”)                 shares of common stock, par value of $0.0001 per share, of Eargo, Inc., a Delaware corporation (the “Company”), at a subscription price of $0.50 per share (the “Subscription Price”) pursuant to a rights offering (the “Rights Offering”) and on the terms and subject to the conditions set forth in the Prospectus and the “Instructions as to Use of Eargo, Inc.’s Rights Certificates” accompanying this Subscription Rights Certificate. If you exercise your Basic Subscription Privilege in full, and any portion of the shares remain available under the Rights Offering, you will be entitled to an over-subscription privilege (the “Oversubscription Privilege”) to purchase a portion of the unsubscribed shares at the Subscription Price, subject to proration, ownership limitations, and certain other limitations set forth in the Prospectus. Each Subscription Right consists of a Basic Subscription Privilege and an Oversubscription Privilege. The Subscription Rights represented by this Subscription Rights Certificate may be exercised by completing the appropriate forms on the reverse side hereof and by returning the full payment of the Subscription Price for each share. If the Company is unable to issue the subscriber the full amount of shares requested, the Subscription Agent will return to the subscriber any excess funds submitted as soon as practicable, without interest or deduction. This Subscription Rights Certificate is not valid unless countersigned by Continental Stock Transfer & Trust Company, the Subscription Agent.

WITNESS the signatures of the duly authorized officers of Eargo, Inc.

Countersigned and Registered
Christian Gormsen President and Chief Executive Officer	By:

Continental Stock Transfer & Trust Company, LLC
Adam Laponis Chief Financial Officer

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

FOR DELIVERY BY HAND DELIVERY, FIRST CLASS MAIL OR COURIER SERVICE:

Continental Stock Transfer & Trust Company

1 State Street Plaza 30th Floor

New York, NY 10004

Attn: Corporate Actions – Eargo, Inc.

DELIVERY OTHER THAN IN THE MANNER OR TO THE ADDRESSES LISTED ABOVE WILL NOT CONSTITUTE VALID DELIVERY

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY

FORM 1-EXERCISE OF SUBSCRIPTION RIGHTS

You have been allocated the number of shares shown on this Subscription Rights Certificate. To subscribe for shares pursuant to your Basic Subscription Privilege, please complete lines (a) and (c) and sign under Form 3 below. To subscribe for shares pursuant to your Oversubscription Privilege, please also complete line (b) and sign under Form 3 below.

(a) EXERCISE OF BASIC SUBSCRIPTION PRIVILEGE AND OVERSUBSCRIPTION PRIVILEGE:

I subscribe for	Shares x $0.50	= $
(Number of shares)	(exercise price)	(amount)*

(b) EXERCISE OF OVERSUBSCRIPTION PRIVILEGE:

If you have exercised your Basic Subscription Privilege in full and wish to subscribe for additional shares pursuant to your Oversubscription Privilege:

I subscribe for	Shares x $0.50	= $
(Number of shares)	(exercise price)	(amount)

(c) Total Amount of Payment Enclosed (lines (a) plus (b)) = $

METHOD OF PAYMENT (CHECK ONE)

☐	Check, certified check, or U.S. Postal money order payable to “Continental Stock Transfer & Trust Company, as subscription agent for Eargo, Inc.”

☐

Wire transfer of immediately available funds directly to the account maintained by Continental Stock Transfer & Trust Company, LLC, as Subscription Agent, for purposes of accepting subscriptions in this rights offering at: JPMorgan Chase Bank; ABA #021000021; Acct # 475468767; Reference: Eargo, Inc.

FORM 2-TRANSFER TO DESIGNATED TRANSFEREE

To transfer your subscription rights to another person as permitted solely (i) by operation of law (e.g., by death) or (ii) by holders that are closed-end funds to funds affiliated with such holders, complete this Form 2, sign under Form 3 and have your signature guaranteed under Form 4. For value received         of the shares represented by this Subscription Rights Certificate are assigned to (you must obtain a MEDALLION SIGNATURE GUARANTEE.):

Issue payment to:

Name:

(Please Print)

Address:

(Include Zip Code)

(Tax Identification or Social Security No.)

FORM 3-SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for the Rights Offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus.

Signature(s):

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the face of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 4-SIGNATURE GUARANTEE

This form must be completed if you have completed any portion of Form 2.

Signature Guaranteed:

                         (Name of Bank or Firm)

By:

(Signature of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

ANY QUESTIONS OR REQUESTS FOR ASSISTANCE CONCERNING THE RIGHTS OFFERING SHOULD BE DIRECTED TO

MORROW SODALI LLC, THE INFORMATION AGENT, TOLL-FREE AT (800) 662-5200 AND VIA EMAIL AT EAR.info@investor.morrowsodali.com. Banks and Brokers, please call (203) 658-9400.